                                                                    Exhibit 10.6


                           CONSULTANT STOCK AGREEMENT
                           --------------------------


          THIS AGREEMENT is made as of October 28, 1993, between Nutraceutical Corporation, a Delaware corporation (the "Company"), and Bruce R. Hough ("Consultant").

          The Company and Consultant desire to enter into an agreement pursuant to which Consultant will purchase, and the Company will sell, Class P Common Stock, par value $.01 per share (the "Class P Common"), and shares of the Company's Common Stock, par value $.01 per share (the "Common"). All of such shares of Class P Common and Common and all shares of Class P Common and Common hereafter acquired by Consultant are referred to herein as "Consultant Stock." Certain definitions are set forth in paragraph 4 of this Agreement.

          The parties hereto agree as follows:

          1.  Purchase and Sale of Consultant Stock.

          (a) Upon execution of this Agreement, Consultant will purchase, and the Company will sell 2,500 shares of Class P Common at a price per share of $20.25 and 5,625 shares of Common at a price of $0.25 per share. The Company will deliver to Consultant a copy of, and a receipt for, the certificate representing such Class P Common and Common, and Consultant will deliver to the Company a check or wire transfer of funds in the amount of $250.00 and a promissory note in the form attached hereto in an aggregate principal amount of $56,000 (the "Consultant Note"). Consultant's obligations under the Consultant Note will be secured by a pledge of all of the shares of Consultant Stock to the Company and in connection therewith Consultant shall enter into a pledge agreement in the form of Exhibit B attached hereto.

          (b) Within 30 days after Consultant purchases any Consultant Stock from the Company, Consultant will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

          (c) In connection with the purchase and sale of the Consultant Stock hereunder, Consultant represents and warrants to the Company that:

          (i) The Consultant Stock to be acquired by Consultant pursuant to this Agreement will be acquired for Consultant's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Consultant Stock will not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

          (ii) Consultant is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Consultant Stock.

          (iii) Consultant is able to bear the economic risk of his investment in the Consultant Stock for an indefinite period of time because the Consultant Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

          (iv) Consultant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Consultant Stock and has had full access to such other information concerning the Company as he has requested. Consultant has reviewed, or has had an opportunity to review, a copy of the Stock Purchase Agreement, dated October 12, 1993, between the Company, Solaray, Inc., a Utah corporation ("Solaray") and James L. Beck ("Seller") pursuant to which the Company acquired all of the stock of Solaray and Consultant is familiar with the transactions contemplated thereby. Consultant has also reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of Incorporation and Bylaws; (B) the loan agreements, notes and related documents with the Company's lenders; and (C) the Company's pro forma balance sheet dated as of the date hereof.

          (v) This Agreement constitutes the legal, valid and binding obligation of Consultant, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Consultant does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Consultant is a party or any judgment, order or decree to which Consultant is subject.

          (d) As an inducement to the Company to issue the Consultant Stock to Consultant, as a condition thereto, Consultant acknowledges and agrees that:

          (i) neither the issuance of the Consultant Stock to Consultant nor any provision contained herein shall entitle Consultant to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Consultant's employment at any time for any reason; and

          (ii) the Company shall have no duty or obligation to disclose to Consultant, and Consultant shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Consultant Stock upon the termination of Consultant's employment with the Company and its Subsidiaries or as otherwise provided hereunder.


          2.   Repurchase Option.

          (a) In the event the Consultant's consulting arrangement with the Company and its Subsidiaries is terminated for any reason (the "Termination"), the Consultant Stock (whether held by Consultant or one or more of Consultant's transferees) will be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option").

          (b) If Consultant's consulting arrangement with the Company is terminated (i) prior to the second anniversary of the date hereof and (ii) by the Company for Cause or as a result of Consultant's voluntary termination of such arrangement, the purchase price for each share of Consultant Stock will be Consultant's Original Cost for such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost), otherwise, the purchase price for each share of Consultant Stock will be the Fair Market Value for such share.

          (c) The Board may elect to purchase all or any portion of the shares of Consultant Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of the Consultant Stock within 90 days after the Termination. The Repurchase Notice will set forth the number of shares of Consultant Stock to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Consultant Stock held by Consultant at the time of delivery of the Repurchase Notice. If the number of shares of Consultant Stock then held by Consultant is less than the total number of shares of Consultant Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Consultant Stock under this Agreement, pro rata according to the number of shares of Consultant Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of shares of Consultant Stock to be repurchased hereunder will be allocated among Consultant and the other holders of Consultant Stock (if any) pro rata according to the number of shares of Consultant Stock to be purchased from such persons.

          (d) If for any reason the Company does not elect to purchase all of the Consultant Stock pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for the shares of Consultant Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the purchase price for the Available Shares. The Investors may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. If the Investors elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Investors based upon the number of shares of Common Stock owned by each Investor on a fully diluted basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Consultant Stock as to the number of shares being purchased from such holder by the Investors (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Consultant Stock, the Company shall also deliver written notice to each

Investor setting forth the number of shares such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of shares of Consultant Stock to be repurchased hereunder shall be allocated among the Company and the Investors pro rata according to the number of shares of Consultant Stock to be purchased by each of them.

          (e) The closing of the purchase of the Consultant Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investors will pay for the Consultant Stock to be purchased pursuant to the Repurchase Option by delivery of, in the case of each Investor, a check or wire transfer of funds and, in the case of the Company, (i) a check or wire transfer of funds, (ii) a subordinate note or notes payable in up to, three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the Base Rate (as defined in the Company's credit agreement) or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such shares; provided that the Company shall use reasonable efforts to make all such repurchases with a check or wire transfer of funds. Any notes issued by the Company pursuant to this paragraph 2(e) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under the Consultant Note issued to the Company hereunder and any other bona fide debts owed by Consultant to the Company. The purchasers of Consultant Stock hereunder will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

          (f) The right of the Company and the Investors to repurchase Vested Shares pursuant to this paragraph 2 shall terminate upon the first to occur of the Sale of the Company or a Public Offering.

          (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Consultant Stock by the

Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Consultant Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

          3.   Restrictions on Transfer of Stockholder Shares.

          (a) Retention of Consultant Stock. Consultant shall not sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Consultant Stock, except Transfers pursuant to paragraph 2, this paragraph 3, an Approval Sale or a Public Sale.

          (b) Participation Rights. At least 30 days prior to any Transfer of any class of Common Stock by the Investors (other than a Transfer among members of the Investors or their Affiliates or to an employee of the Company or its Subsidiaries), the Investors will deliver a written notice (the "Sale Notice") to Consultant, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Consultant may elect to participate in the contemplated Transfer by the Investors by delivering written notice to the Investors within 30 days after delivery of the Sale Notice. If Consultant has elected to participate in such Transfer, the Investors and Consultant will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of the same class of Common Stock proposed to be sold by the Investors equal to the product (i) the quotient determined by dividing the percentage of Consultant Stock owned by Investors by the aggregate percentage of Common Stock owned by the Investors, the Consultant and any other stockholders of the Company participating in such sale and (ii) the number of shares of Common Stock to be sold in the contemplated Transfer.

     For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Investors, and if the Investors at such time owns 30% of all Common Stock and if Consultant elects to participate and owns 20% of all Common Stock, the Investors would be entitled to sell 60 shares (30% / 50% x 100 shares) and the Consultant would be entitled to sell 40 shares (20% / 50% x 100 shares).

The Investors shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Consultant in any contemplated Transfer, and will not transfer any of its Common Stock to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Common Stock.

          (c) Permitted Transfers. The restrictions contained in this Section 3 shall not apply to (i) a Transfer of Consultant Stock pursuant to the laws of descent and (ii) distribution or among such Consultant's Family Group, provided that the restrictions contained in this Agreement will continue to be applicable to the Consultant Stock after any Transfer and the transferees of such Consultant Stock shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Consultant Stock pursuant to this paragraph 3(c), the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee. Consultant's "Family Group" means Consultant's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Consultant and/or Consultant's spouse and/or descendants.

          (d) Termination of Restrictions. The restrictions set forth in this paragraph 3 shall continue with respect to each share of Consultant Stock until the earlier of (i) the date on which such share of Consultant Stock has been transferred in a Public Sale, (ii) the consummation of an Approved Sale or (iii) the consummation of a Public Offering.

          4.   Additional Restrictions on Transfer.

          (a) The certificates representing the Consultant Stock will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF OCTOBER 28, 1993 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE

     SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN CONSULTANT STOCK AGREEMENT BETWEEN THE COMPANY AND BRUCE R. HOUGH DATED AS OF OCTOBER 28, 1993. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) No holder of Consultant Stock may sell, transfer or dispose of any Consultant Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

          (c)  Definitions.

          "Cause" shall mean (i) the conviction of a felony or the commission of any other act involving willful malfeasance in connection with Consultant's consulting arrangement with the Company having an adverse effect on the Company or any of its Subsidiaries, (ii) substantial refusal by Consultant to perform the duties requested by the Company's Board of Directors, or (iii) gross negligence or willful misconduct by Consultant with respect to the Company or any of its Subsidiaries having the effect of materially injuring the reputation of the Company or any of its Subsidiaries or materially injuring any customer, supplier, employee or other business relationships of the Company or any of its Subsidiaries.

          "Common Stock" means the Class P Common, Common, Class A Common Stock, par value $.01 per share, Non-Voting Common, par value $.01 per share, and Class A Non-Voting Common Stock, par value $.01 per share, of the Company.

          "Consultant Stock" will continue to be Consultant Stock in the hands of any holder other than Consultant (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Consultant Stock will succeed to all rights and obliga tions attributable to Consultant as a holder of Consultant Stock hereunder. Consultant Stock will also include shares of the

Company's capital stock issued with respect to Consultant Stock by way of a stock split, stock dividend or other recapitalization.

          "Fair Market Value" of each share of Consultant Stock means the average of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of the Common Stock determined in good faith by the Board of Directors of the Company.

          "Independent Third Party" means any person who, immedi ately prior to the contemplated transaction, does not own in excess of 5% of the Company's equity securities on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's equity securities and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's equity securities.

          "Investors" means Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates and BCIP Trust Associates, L.P.

          "1933 Act" means the Securities Act of 1933, as amended from time to time.

          "Original Cost" of each share of Class P Common purchase hereunder will be equal to $20.25 and Common purchased hereunder will be equal to $0.25 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "Public Sale" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

          "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

          5.   Sale of the Company.

          (a) If the Company's Board of Directors and the holders of a majority of the shares of Common Stock then outstanding approve a Sale of the Company (collectively an "Approved Sale"), each holder of Consultant Stock will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Consultant Stock will waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Consultant Stock will agree to sell all of his Consultant Stock and rights to acquire Consultant Stock on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding. Each holder of Consultant Stock will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

          (b) The obligations of the holders of Consultant Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions:
(i) upon the consummation of the Approved Sale, each holder of Common Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock.

          (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Consultant Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If any holder of Consultant Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Consultant Stock declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

          (d) Holders of Consultant Stock will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Consultant Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Consultant Stock on their own behalf will not be considered costs of the transaction hereunder.

          (e) The provisions of this paragraph 6 will terminate upon completion of a Public Offering.

          6. Public Offering. In the event that the Company's Board of Directors and the holders of a majority of the shares of Common Stock then outstanding approve an initial public offering and sale of Common Stock (a "Public Offering") pursuant to an effective registration statement under the Securities Act, as amended, the holders of Consultant Stock will take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Consultant Stock will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering.

          7. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          To the Company:

          Nutraceutical Corporation
          c/o Clarte Capital
          185 S. State St., Suite 930
          Salt Lake City, Utah 84111

          With copies to:

          Kirkland & Ellis
          200 E. Randolph Dr.
          Suite 5600
          Chicago, IL 60601
          Attention:  James L. Learner

          To Consultant:

          Bruce R. Hough
          c/o Clarte Capital
          185 S. State, Suite 930
          Salt Lake City, Utah  84111

          To the Investors:

          Bain Capital
          Two Copley Place
          Boston, MA 02116
          Attention:  Robert Gay

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          8.   General Provisions.

          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Consultant Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Consultant Stock as the owner of such stock for any purpose.

          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Consultant, the Company, the Investors and their respective successors and assigns (including subsequent holders of Consultant Stock); provided that the rights and obligations of Consultant under this Agreement shall not be assignable except in connection with a permitted transfer of Consultant Stock hereunder.

          (f) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions con cerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Illinois.

          (g) Remedies. Each of the parties to this Agreement (including the Investors) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Consultant the Investors owning a majority of the Company's equity securities on a fully diluted basis held by all Investors.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    NUTRACEUTICAL CORPORATION


                                    By /s/ Robert C. Gay
                                       ----------------------------

                                    Its    President
                                        ---------------------------

                                     /s/ Bruce R. Hough
                                    -------------------------------
                                         Bruce R. Hough
Agreed and Accepted:

BAIN CAPITAL FUND IV, L.P.

By:  Bain Capital Partners IV, L.P.
Its: General Partner

By:  Bain Capital Investors, Inc.
Its: General Partner


By: (signature illegible)
    ------------------------------

Its: Managing Director
     -----------------------------


BAIN CAPITAL FUND IV-B, L.P.

By:  Bain Capital Partners IV, L.P.
Its: General Partner

By:  Bain Capital Investors, Inc.
Its: General Partner

By: (signature illegible)
    ------------------------------

Its: Managing Director
     -----------------------------


BCIP ASSOCIATES

By: (signature illegible)
    --------------------------------
     A General Partner


BCIP TRUST ASSOCIATES, L.P.


By: (signature illegible)
    --------------------------------
     A General Partner

                                                                       Exhibit A
                                                                       ---------

                                                                October 28, 1993


                      ELECTION TO INCLUDE STOCK IN GROSS
                    INCOME PURSUANT TO SECTION 83(b) OF THE
                             INTERNAL REVENUE CODE


          The undersigned purchased shares of Common Stock, par value $.01 per share (the "Shares"), of Nutraceutical Corporation (the "Company") on October 28, 1993. Under certain circumstances, the Company has the right to repurchase the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be a consultant to the Company and its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code
(S)83(b) at the time he purchased the Shares.

          Therefore, pursuant to Code (S)83(b) and Treasury Regulation (S)1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 1993 the excess (if any) of the Shares' fair market value on October 28, 1993 over purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation (S)1.83-2(e):

          1. The name, address and social security number of the undersigned:

                                       Bruce R. Hough
                                       c/o Clarte Capital
                                       185 S. State, Suite 930
                                       Salt Lake City, Utah 84111
                                       Social Security Number: ____________

          2. A description of the property with respect to which the election is being made: 2,500 shares of Class P Common Stock, par value $.01 per share, and 2,500 shares of Common Stock, par value $.01 per share.

          3. The date on which the property was transferred: October 28, 1993. The taxable year for which such election is made: calendar 1993.

          4. The restrictions to which the property is subject: If during the first 2 years after the purchase of the Shares the undersigned ceases to be a consultant to the Company or any of its subsidiaries, the Shares will be subject to repurchase by the Company at cost.

          5. The fair market value on October 28, 1993 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $20.25 per share of Class P Common Stock and $0.25 per share of Common Stock.

          6. The amount paid for such property: $20.25 per share of Class P Common Stock and $0.25 per share of Common Stock.

          A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations (S)1.83-2(e)(7).

Dated: __________________              ________________________________________
                                       BRUCE R. HOUGH

                                PROMISSORY NOTE
                                ---------------


$56,000.00                                                    October 28, 1993


          For value received, Bruce R. Hough ("Consultant") promises to pay to the order of Nutraceutical Corporation, a Delaware corporation (the "Company"), at such place as designated in writing by the holder hereof, the aggregate principal sum of $56,000. This Note was issued pursuant to and is subject to the terms of the Consultant's Stock Agreement, dated as of October 28, 1993, between the Company and Consultant.

          Interest will accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 6% per annum or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable.

          The principal amount of this Note shall be payable in four annual installments of $11,200 on October 28, 1994, $11,200 on October 28, 1995 and $16,800 on October 28, 1996, with the entire unpaid principal amount together with all accrued and unpaid interest being due and payable on October 28, 1997.

          The amounts due under this Note are secured by a pledge of 2,500 shares of the Company's Class P Common Stock and 22,500 shares of the Company's Common Stock. The payment of the principal amount of this Note is subject to certain offset rights under the Consultant Stock Agreement.

          In the event Consultant fails to pay any amounts due hereunder when due, Consultant shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

          Consultant, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Consultant hereunder.

          This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Illinois.


                                       -----------------------------------------
                                       BRUCE R. HOUGH

                                                                       Exhibit B
                                                                       ---------


                       CONSULTANT STOCK PLEDGE AGREEMENT
                       ---------------------------------


          THIS PLEDGE AGREEMENT is made as of October 28, 1993 between Bruce R. Hough ("Pledgor"), and Nutraceutical Corporation, a Delaware corporation (the "Company").

          The Consultant has purchased 2,500 shares of Class P Common Stock of the Company's par value $.01 per share, and 22,500 shares of the Company's Common Stock, $.01 par value (collectively, the "Pledged Shares"), with funds received pursuant to a promissory note (the "Note") in the aggregate principal amount of $56,000. This Pledge Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Pledged Shares.

          NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as partial payment for the Pledged Shares, Pledgor and the Company hereby agree as follows:

          1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note.

          2. Delivery of Pledged Shares. Upon the execution of this Pledge Agreement, Pledgor shall deliver to the Company the certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

          3. Voting Rights; Cash Dividends. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares and shall be entitled to receive all cash dividends paid in respect of the Pledged Shares. Upon the occurrence of and during the continuance of any such default, the Company shall retain all such cash dividends payable on the Pledged Shares as additional security hereunder.

          4. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

          5. Default. If Pledgor defaults in the payment of the principal or interest under the Note as it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note occurs (including the bankruptcy or insolvency of Pledgor), the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Illinois or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided, however, that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of the Company. Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the fees of any attorneys employed by the Company to collect such deficiency.

          6. Costs and Attorneys' Fees. All costs and expenses, including reasonable attorneys' fees, incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of the Pledged Shares hereunder.

          7. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full of the indebtedness evidenced by the Note, the Company shall surrender the Pledged Shares to Pledgor together with all forms of assignment.

          8. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor will execute and deliver such further documents and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

          9. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          11. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Illinois.

          IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.



                                       -----------------------------------------
                                       Bruce R. Hough


                                       NUTRACEUTICAL CORPORATION


                                       By
                                          --------------------------------------
                                       Its
                                           -------------------------------------